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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         December 6, 2006

                              HAROLD'S STORES, INC.
             (Exact name of registrant as specified in its charter)

          Oklahoma                       1-10892                73-1308796
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)

                 5919 Maple Avenue
                   Dallas, Texas                            75235
     (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code     (214) 366-0600


         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On December 6, 2006, Rebecca Powell Casey resigned as a director of the Company and provided to the Company a letter describing her disagreements with the Company which led to her resignation. A copy of Ms. Casey's resignation letter is filed as an exhibit to this report. Ms. Casey was not a member of any Board committees at the time of her resignation.

         The Board of Directors of the Company has reviewed the resignation letter provided by Ms. Casey and strongly disagrees with many of the statements in such letter.

         Under the terms of a voting agreement between Ms. Casey and certain holders of the Company's outstanding preferred stock, Ms. Casey is entitled to designate a person to fill the vacancy created on the Board by reason of her resignation. Ms. Casey has not yet designated a replacement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         See the Index to Exhibits included with this Report for the exhibits filed as a part of this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HAROLD'S STORES, INC.


Date:  December 7, 2006              By: /s/ Jodi L. Taylor
                                         -------------------------
                                         Jodi L. Taylor, Chief Financial Officer



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                                INDEX TO EXHIBITS

17.1  Letter dated December 6, 2006 from Rebecca Powell Casey to the Company.





























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